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                          AMENDMENT TO CREDIT AGREEMENT

                     NICHOLAS APPLEGATE INSTITUTIONAL FUNDS

     This AMENDMENT is made as of February 28, 2003 by and between NICHOLAS APPLEGATE INSTITUTIONAL FUNDS (the "Trust"), on behalf of certain of its Series (as defined in the Credit Agreement referred to below), and FLEET NATIONAL BANK (formerly known as BankBoston, N.A.) (the "Bank").

     WHEREAS, the Trust, on behalf of certain of its Series, and the Bank are parties to that certain Credit Agreement, dated as of December 21, 1999, as amended by certain letter agreements (such agreement, as amended and in effect from time to time, the "Credit Agreement"); and

     WHEREAS, the parties hereto wish to amend the Credit Agreement to (a) extend the Termination Date set forth therein and (b) confirm the Series thereunder and under each of the other Loan Documents;

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SS.1. DEFINITIONS. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

     SS.2. AMENDMENT OF CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

     (a) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of Termination Date where it appears therein in its entirety, and substituting therefor the following:

          "Termination Date" means January 30, 2004 or such earlier date on which the Commitment terminates or is terminated pursuant to the terms hereof.

     (b) SCHEDULE 1 to the Credit Agreement is hereby amended by deleting such schedule in its entirety, and substituting therefor the SCHEDULE 1 attached hereto.

     SS.3. REPRESENTATIONS AND WARRANTIES. Each Borrower severally but not jointly represents and warrants as to itself and as to the Trust, where applicable, as follows:

     (a) REPRESENTATIONS AND WARRANTIES IN CREDIT AGREEMENT. The representations and warranties of the Borrower and the Trust contained in the Credit Agreement are true on and as of the date hereof.


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                                       2

     (b) NO DEFAULT. After giving effect to the waiver in Section 5 hereof, no Default or Event of Default with respect to the Borrower or the Trust has occurred and is continuing.

     (c) AUTHORITY, ETC. The execution and delivery by the Borrower of this Amendment and the Borrower's performance of this Amendment and the Credit Agreement as amended hereby (as so amended, the "Amended Agreement") (i) are within such Borrower's powers, (ii) have been duly authorized by all necessary action, (iii) require no authorization or action by or in respect of, or filing with, any governmental body, agency or official or any shareholder or creditor of the Borrower, and (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation (including, without limitation, the Investment Company Act), the declaration of trust or by-laws of the Trust, any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or the Borrower's most recent Prospectus or Statement of Additional Information, or result in the creation or imposition of any Lien on any assets of the Borrower.

     (d) ENFORCEABILITY OF OBLIGATIONS. This Amendment has been duly executed and delivered by the Borrower and this Amendment and the Amended Agreement constitute the valid and legally binding obligations of the Borrower, in each case enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights.

     SS.4. EFFECTIVENESS. This Amendment shall be effective upon the date first written above, in each case upon the satisfaction of the following conditions precedent:

     (a) the execution and delivery of this Amendment by the Trust and the Bank;

     (b) receipt by the Bank of a manually signed certificate from the Secretary of the Trust in form and substance satisfactory to the Bank and dated the date hereof (i) as to the incumbency of, and bearing manual specimen signatures of, the officers of the Trust who are authorized to execute and take actions under the Loan Documents, (ii) attaching true and complete copies of the Trust's declaration of trust and by-laws, and (iii) attaching duly authorized resolutions of the Trust's Board of Trustees authorizing for the Trust and each of the Series the transactions contemplated hereby;

     (c) receipt by the Bank of a long form legal existence certificate, along with a good standing certificate, for the Trust from the Secretary of State of the State of Delaware, dated as of a date acceptable to the Bank;

     (d) receipt by the Bank of opinions of Ropes & Gray, special counsel to the Borrowers, and E. Blake Moore, Jr., General Counsel to the Trust, which are satisfactory to the Bank in all respects; and

     (e) all proceedings in connection with the transactions contemplated by this Amendment and all documents incident thereto shall be satisfactory in form and substance to the Bank, and the Bank shall have received all information and such

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counterpart originals or certified or other copies of such documents as the Bank may reasonably request.

     SS.5. REAFFIRMATION OF THE BORROWERS. Each Borrower ratifies and confirms in all respects all of its obligations to the Bank under the Credit Agreement, the Note and the other Loan Documents and hereby affirms its absolute and unconditional promise to pay to the Bank the Loans made to it and all other amounts due from it under the Credit Agreement as amended hereby.

     SS.6. MISCELLANEOUS. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. Except as specifically amended by this Amendment, the Credit Agreement and all other agreements and instruments executed and delivered in connection with the Credit Agreement shall remain in full force and effect. This Amendment is limited specifically to the matters set forth herein and does not constitute directly or by implication an amendment or waiver of any other provision of the Credit Agreement or any of the other Loan Documents. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Amendment it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     This Amendment shall constitute a Loan Document and shall also be deemed to be a part of and attached to the Note.

                            [Signature page follows.]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as an agreement under seal by their respective authorized officers as of the date first above written.

                                            NICHOLAS APPLEGATE INSTITUTIONAL
                                               FUNDS, on behalf of each of its
                                               series Convertible Fund, Emerging
                                               Countries Fund, Global Select
                                               Fund, High Yield Bond Fund,
                                               International Core Growth Fund,
                                               International Growth
                                               Opportunities Fund, International
                                               Structured Fund, U.S. Large Cap
                                               Select Fund, U.S. Equity Growth
                                               Fund, Growth Discovery Fund,
                                               Emerging Growth Fund, Value
                                               Opportunities Fund, Large Cap
                                               Value Fund, and Worldwide Growth
                                               Fund

                                            By:________________________________
                                            Title:


                                            FLEET NATIONAL BANK

                                            By:________________________________
                                            Title:

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                                                                      SCHEDULE 1
                                                                      ----------

TRUST:                                           SERIES:
NICHOLAS APPLEGATE INSTITUTIONAL                 -  Convertible Fund
FUNDS                                            -  Emerging Countries Fund
                                                 -  Global Select Fund
Address:      600 West Broadway, 30th Floor      -  High Yield Bond Fund
              San Diego, California 92101        -  International Core Growth Fund
              Tel: (619) 687-8000                -  International Growth Opportunities Fund
              Fax: (619) 687-8091                -  International Structured Fund
Jurisdiction of Incorporation:                   -  U.S. Large Cap Select Fund
              Delaware business trust            -  U.S. Equity Growth Fund
              Tel: (619) 687-8000                -  Growth Discovery Fund
                                                 -  Emerging Growth Fund
                                                 -  Value Opportunities Fund
                                                 -  Large Cap Value Fund
                                                 -  Worldwide Growth Fund
BANK:

FLEET NATIONAL BANK

Lending Office:
100 Federal Street
Boston, Massachusetts 02110

Address for Notices
MA DE 10010H
Boston, MA 02110
Telecopy Number: (617) 434-1096
Attention: James M. Contis